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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K



                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



       DATE OF REPORT (Date of earliest event reported): FEBRUARY 5, 2001



                                UTI ENERGY CORP.
               (Exact name of registrant as specified in charter)



               DELAWARE
     (State or Other Jurisdiction                   1-12542                          23-2037823
           of Incorporation)                (Commission File Number)      (IRS Employer Identification No.)


16800 GREENSPOINT PARK DRIVE, SUITE 225 N
             HOUSTON, TEXAS
     (Address of Principal Executive                                                  77060-2390
                Offices)                                                              (Zip Code)


                                  281/873-4111
              (Registrant's Telephone Number, Including Area Code)


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ITEM 5.  OTHER EVENTS AND FD DISCLOSURE

         On February 5, 2001, UTI Energy Corp. and Patterson Energy, Inc. announced that the Boards of Directors of both companies had approved a merger of the two companies. The new company will be named "Patterson-UTI Energy, Inc." Pursuant to the terms of the merger, at the closing of the transaction, each stockholder of UTI would receive one share of common stock of Patterson Energy for each share of UTI common stock. The consummation of the merger is subject to customary conditions, including approval of the stockholders of both companies and necessary regulatory approvals. A copy of the joint press release of UTI Energy Corp. and Patterson Energy, Inc. describing the transaction is filed as
Exhibit 99.1 to this Report and is incorporated herein by reference.

ITEM 7.  FINANCIAL SCHEDULES AND EXHIBITS

         (c)      Exhibits

                  99.1 Press Release dated February 5, 2001 relating to the merger of UTI Energy Corp. with Patterson Energy, Inc.

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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  February 5, 2001


                                  UTI ENERGY CORP.




                                  By: /s/ JOHN E. VOLLMER III
                                     -------------------------------------------
                                     John E. Vollmer III, Senior Vice President,
                                             Secretary, Treasurer and
                                             Chief Financial Officer

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                                INDEX TO EXHIBITS


EXHIBIT NUMBER                              DESCRIPTION

99.1                       Press Release relating to merger of UTI Energy Corp.
                           with Patterson Energy, Inc.

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